Exhibit 99.1

EXL REPORTS 2022 FOURTH QUARTER AND YEAR-END RESULTS; ISSUES 2023 GUIDANCE

2022 Fourth Quarter Revenue of $374.7 Million, up 26.8% year-over-year
Q4 Diluted EPS (GAAP) of $0.94, up 13.3% from $0.83 in Q4 of 2021
Q4 Adjusted Diluted EPS (Non-GAAP) (1) of $1.56, up 28.9% from $1.21 in Q4 of 2021

2022 Revenue of $1.41 Billion, up 25.8% year-over-year
2022 Diluted EPS (GAAP) of $4.23, up 26.3% from $3.35 in 2021
2022 Adjusted Diluted EPS (Non-GAAP) (1) of $6.02, up 24.6% from $4.83 in 2021

NEW YORK – February 23, 2023 (GLOBE NEWSWIRE) - ExlService Holdings, Inc. (NASDAQ: EXLS), a leading data analytics and digital operations and solutions company, today announced its financial results for the quarter and full year ended December 31, 2022.

Rohit Kapoor, Vice Chairman and Chief Executive Officer, said, “We ended the year strong with fourth quarter revenue and EPS growth of over 25%. Our data-led approach has differentiated us within our industry and expanded our total addressable market. Our proprietary data assets, digital solutions and domain and data expertise, combined with our best-in-class talent, creates value for our clients. This is reflected in the continued growth of our analytics business and the acceleration of growth in our digital operations and solutions business. As we look to 2023, EXL is well positioned with a strong pipeline, differentiated solutions and a growing base of client relationships across industry verticals.”

Maurizio Nicolelli, Chief Financial Officer, said, “We ended 2022 with strong momentum in our business, a healthy balance sheet and solid free cash flow. We are mindful of the potential for recessionary headwinds later in the year, but continue to believe we will deliver double-digit revenue and EPS growth in 2023. Our guidance for 2023 revenue is in the range of $1.56 billion to $1.60 billion, representing a 11% to 13% increase year-over-year on a reported basis and 11% to 14% on a constant currency basis. We expect adjusted diluted EPS to be in the range of $6.60 to $6.80, representing a 10% to 13% increase over 2022.”

__________________________________________________

1.Reconciliations of adjusted (non-GAAP) financial measures to the most directly comparable GAAP measures, where applicable, are included at the end of this release under “Reconciliation of Adjusted Financial Measures to GAAP Measures.” These non-GAAP measures, including adjusted diluted EPS and constant currency measures, are not measures of financial performance prepared in accordance with GAAP.

Financial Highlights: Fourth Quarter 2022

•Revenue for the quarter ended December 31, 2022 increased to $374.7 million compared to $295.5 million for the fourth quarter of 2021, an increase of 26.8% on a reported basis and 28.6% on a constant currency basis. Revenue increased by 3.7% sequentially on reported basis and constant currency basis, from the third quarter of 2022.

	Revenue			Gross Margin
	Three months ended			Three months ended
	December 31, 2022	December 31, 2021	September 30, 2022	December 31, 2022	December 31, 2021	September 30, 2022
Reportable Segments
	(dollars in millions)
Insurance	$120.7	$98.1	$116.2	36.2%	36.2%	35.4%
Healthcare	25.3	26.5	22.8	27.0%	33.6%	25.0%
Emerging Business	58.0	44.4	56.1	39.2%	43.9%	42.2%
Analytics	170.7	126.5	166.3	37.5%	37.9%	36.3%
Total Revenue, net	$374.7	$295.5	$361.4	36.6%	37.8%	36.2%

•Operating income margin for the quarter ended December 31, 2022 was 13.6%, compared to 12.2% for the fourth quarter of 2021 and 13.9% for the third quarter of 2022. Adjusted operating income margin for the quarter ended December 31, 2022 was 18.0% compared to 17.0% for the fourth quarter of 2021 and 18.5% for the third quarter of 2022.

•Diluted earnings per share for the quarter ended December 31, 2022 was $0.94 compared to $0.83 for the fourth quarter of 2021 and $1.16 for the third quarter of 2022. Adjusted diluted earnings per share for the quarter ended December 31, 2022 was $1.56 compared to $1.21 for the fourth quarter of 2021 and $1.54 for the third quarter of 2022.

Financial Highlights: Full Year 2022

•Revenue for the year ended December 31, 2022 increased to $1.41 billion compared to $1.12 billion for the year ended December 31, 2021, an increase of 25.8% on a reported basis and 27.3% on a constant currency basis.

	Revenue		Gross Margin
	Year ended		Year ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Reportable Segments
	(dollars in millions)
Insurance	$448.7	$382.0	35.9%	37.3%
Healthcare	97.4	112.4	27.1%	37.9%
Emerging Business	218.6	167.2	41.4%	45.1%
Analytics	647.3	460.7	36.7%	37.1%
Total Revenue, net	$1,412.0	$1,122.3	36.5%	38.4%

•Operating income margin for the year ended December 31, 2022 was 13.6% compared to 13.9% for the year ended December 31, 2021. Adjusted operating income margin for the year ended December 31, 2022 was 18.3% compared to 18.6% for the year ended December 31, 2021.

•Diluted earnings per share for the year ended December 31, 2022 was $4.23 compared to $3.35 for the year ended December 31, 2021. Adjusted diluted earnings per share for the year ended December 31, 2022 was $6.02 compared to $4.83 for the year ended December 31, 2021.

Business Highlights: Fourth Quarter 2022

•Won 19 new clients in the fourth quarter of 2022, with eight in our digital operations and solutions business and 11 in analytics. For the year, we won 59 new clients, with 31 in our digital operations and solutions business and 28 in analytics.
•Recognized as a Leader in all four categories in the 2022 ISG Provider Lens™ Digital Finance & Accounting Outsourcing Services.
•Announced alliance with EY to support digital transformation initiatives in insurance, financial services and health care sectors.
•Recognized as ‘Luminary’ in Celent New Business and Underwriting Systems: Global Life Insurance Edition report.
•Named to Newsweek’s 2022 list of America’s Most Responsible Companies.

2023 Guidance
Based on current visibility, and a U.S. dollar to Indian rupee exchange rate of 82.5, U.K. pound sterling to U.S. dollar exchange rate of 1.21, U.S. dollar to the Philippine peso exchange rate of 55.0 and all other currencies at current exchange rates, we are providing the following guidance for the full year 2023:

•Revenue of $1.56 billion to $1.60 billion, representing an increase of 11% to 13% on a reported basis, and 11% to 14% on a constant currency basis, from 2022.

•Adjusted diluted earnings per share of $6.60 to $6.80, representing an increase of 10% to 13% from 2022.

Conference Call

ExlService Holdings, Inc. will host a conference call on Thursday, February 23, 2023 at 10:00 A.M. ET to discuss the Company’s quarterly operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

Please note that there is a new system to access the live call-in order to ask questions. To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About ExlService Holdings, Inc.
EXL (NASDAQ: EXLS) is a leading data analytics and digital operations and solutions company that partners with clients to improve business outcomes and unlock growth. By bringing together deep domain expertise with robust data, powerful analytics, cloud, artificial intelligence (“AI”) and machine learning (“ML”), we create agile, scalable solutions and execute complex operations for the world’s leading corporations in industries including insurance, healthcare, banking and financial services, media, and retail, among others. Focused on driving faster decision-making and transforming operating models, EXL was founded on the core values of innovation, collaboration, excellence, integrity and respect. Headquartered in New York, our team is over 45,400 strong, with more than 50 offices spanning six continents. For more information, visit www.exlservice.com.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include our ability to maintain and grow client demand, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, rising interest rates, rising inflation and recessionary economic trends, are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amount and share count)

			(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2022	2021	2022	2021
Revenues, net	$1,412,044	$1,122,293	$374,703	$295,489
Cost of revenues(1)	896,595	690,934	237,410	183,669
Gross profit(1)	515,449	431,359	137,293	111,820
Operating expenses:
General and administrative expenses	169,016	142,040	46,118	38,671
Selling and marketing expenses	97,989	84,306	25,955	24,675
Depreciation and amortization expense	56,282	49,132	14,225	12,416
Total operating expenses	323,287	275,478	86,298	75,762
Income from operations	192,162	155,881	50,995	36,058
Foreign exchange gain, net	6,199	4,313	1,516	1,355
Interest expense	(8,252)	(7,561)	(3,432)	(757)
Other income/(loss), net	(10)	6,773	(4,508)	1,427
Loss on settlement of convertible notes	—	(12,845)	—	—
Income before income tax expense and earnings from equity affiliates	190,099	146,561	44,571	38,083
Income tax expense	47,565	31,850	12,791	9,831
Income before earnings from equity affiliates	142,534	114,711	31,780	28,252
Gain from equity-method investment	434	47	69	47
Net income attributable to ExlService Holdings, Inc. stockholders	$142,968	$114,758	$31,849	$28,299
Earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	$4.29	$3.42	$0.96	$0.85
Diluted	$4.23	$3.35	$0.94	$0.83
Weighted-average number of shares used in computing earnings per share attributable to ExlService Holdings, Inc. stockholders:
Basic	33,330,317	33,549,275	33,241,208	33,446,852
Diluted	33,833,858	34,244,478	33,835,497	33,968,189

(1)Exclusive of depreciation and amortization expense.

EXLSERVICE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amount and share count)

	As of
	December 31, 2022	December 31, 2021

Assets
Current assets:
Cash and cash equivalents	$118,669	$135,337
Short-term investments	179,027	179,430
Restricted cash	4,897	6,174
Accounts receivable, net	259,222	194,232
Other current assets	50,979	62,971
Total current assets	612,794	578,144
Property and equipment, net	82,828	86,008
Operating lease right-of-use assets	55,347	76,692
Restricted cash	2,055	2,299
Deferred tax assets, net	55,791	21,404
Intangible assets, net	64,819	81,082
Goodwill	405,637	403,902
Long-term investments	34,779	3,190
Other assets	32,069	30,183
Total assets	$1,346,119	$1,282,904
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,789	$5,647
Current portion of long-term borrowings	30,000	260,016
Deferred revenue	18,782	20,000
Accrued employee costs	108,100	114,285
Accrued expenses and other current liabilities	95,352	76,350
Current portion of operating lease liabilities	14,978	18,487
Income taxes payable, net	2,945	901
Total current liabilities	277,946	495,686
Long-term borrowings, less current portion	220,000	—
Operating lease liabilities, less current portion	48,155	68,506
Deferred tax liabilities, net	547	965
Other non-current liabilities	41,292	24,591
Total liabilities	587,940	589,748
Commitments and contingencies
ExlService Holdings, Inc. Stockholders’ equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized, 39,987,976 shares issued and 33,234,444 shares outstanding as of December 31, 2022 and 39,508,340 shares issued and 33,291,482 shares outstanding as of December 31, 2021	40	40
Additional paid-in capital	445,108	395,742
Retained earnings	899,105	756,137
Accumulated other comprehensive loss	(144,143)	(89,474)
Total including shares held in treasury	1,200,110	1,062,445
Less: 6,753,532 shares as of December 31, 2022 and 6,216,858 shares as of December 31, 2021, held in treasury, at cost	(441,931)	(369,289)
Total Stockholders’ equity	758,179	693,156
Total liabilities and stockholders’ equity	$1,346,119	$1,282,904

EXLSERVICE HOLDINGS, INC.
Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release certain financial measures that are considered non-GAAP financial measures, including the following:
(i)Adjusted operating income and adjusted operating income margin;
(ii)Adjusted EBITDA and adjusted EBITDA margin;
(iii)Adjusted net income and adjusted diluted earnings per share; and
(iv)Revenue growth on an organic constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. EXL believes that providing these non-GAAP financial measures may help investors better understand EXL’s underlying financial performance. Management also believes that these non-GAAP financial measures, when read in conjunction with EXL’s reported results, can provide useful supplemental information for investors analyzing period-to-period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. Additionally, management considers some of these non-GAAP financial measures to determine variable compensation of its employees. The Company believes that it is unreasonably difficult to provide its earnings per share financial guidance in accordance with GAAP, or a qualitative reconciliation thereof, for a number of reasons, including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718, the amortization of intangibles associated with further acquisitions and the currency fluctuations and associated tax impacts. As such, the Company presents guidance with respect to adjusted diluted earnings per share. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

EXL non-GAAP financial measures exclude, where applicable, stock-based compensation expense, amortization of acquisition-related intangible assets, provision for litigation settlement, non-cash interest expense on convertible senior notes, impairment charges on acquired long-lived and intangible assets including goodwill, gains or losses on settlement of convertible notes, restructuring charges, effects of termination of leases, certain defined social security contributions, other acquisition-related expenses or benefits and effect of any non-recurring tax adjustments. Acquisition-related expenses or benefits include, changes in the fair value of contingent consideration, external deal costs, integration expenses, direct and incremental travel costs and non-recurring benefits or losses. Our adjusted net income and adjusted diluted EPS also excludes the effects of income tax on the above pre-tax items, as applicable. The effects of income tax of each item is calculated by applying the statutory rate of the local tax regulations in the jurisdiction in which the item was incurred.

A limitation of using non-GAAP financial measures versus financial measures calculated in accordance with GAAP is that non-GAAP financial measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and amortization of acquisition-related intangible assets. EXL compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP financial measures to allow investors to evaluate such non-GAAP financial measures.

The information provided on an organic constant currency basis reflects a comparison of current period results translated at the prior period currency rates and exclude the impact from an acquisition for a twelve-month period from the date of the acquisition. This information is provided because EXL believes that it provides useful comparative incremental information to investors regarding EXL’s true operating performance. EXL’s primary exchange rate exposure is with the Indian rupee, the U.K. pound sterling and the Philippine peso. The average exchange rate of the U.S. dollar against the Indian rupee increased from 74.79 during the quarter ended December 31, 2021 to 82.31 during the quarter ended December 31, 2022, representing a depreciation of 10.1% against the U.S. dollar. The average exchange rate of the U.S. dollar against the Philippine peso increased from 50.60 during the quarter ended December 31, 2021 to 56.76 during the quarter ended December 31, 2022, representing a depreciation of 12.2% against the U.S. dollar. The average exchange rate of the U.K. pound sterling against the U.S. dollar decreased from 1.35 during the quarter ended December 31, 2021 to 1.19 during the quarter ended December 31, 2022, representing a depreciation of 12.0% against the U.S. dollar.

The following table shows the reconciliation of these non-GAAP financial measures for the year ended December 31, 2022 and 2021, the three months ended December 31, 2022 and 2021 and the three months ended September 30, 2022:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA
(Amounts in thousands)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2022	2021	2022	2021	2022
Net Income (GAAP)	$142,968	$114,758	$31,849	$28,299	$39,095
add: Income tax expense	47,565	31,850	12,791	9,831	12,447
add/(subtract): Other income/(expense) (a)	1,629	9,273	6,355	(2,072)	(1,431)
Income from operations (GAAP)	$192,162	$155,881	$50,995	$36,058	$50,111
add: Stock-based compensation expense	49,366	38,621	12,616	9,825	12,186
add: Amortization of acquisition-related intangibles	17,109	12,778	4,234	2,998	4,243
add/(subtract): Other expenses (b)	(40)	1,312	(560)	1,312	169
Adjusted operating income (Non-GAAP)	$258,597	$208,592	$67,285	$50,193	$66,709
Adjusted operating income margin as a % of Revenue (Non-GAAP)	18.3%	18.6%	18.0%	17.0%	18.5%
add: Depreciation on long-lived assets	38,869	36,354	9,687	9,418	10,137
Adjusted EBITDA (Non-GAAP)	$297,466	$244,946	$76,972	$59,611	$76,846
Adjusted EBITDA margin as a % of revenue (Non-GAAP)	21.1%	21.8%	20.5%	20.2%	21.3%

(a) Include foreign exchange gain/(loss), interest expense, loss on settlement of convertible notes, gain/(loss) from equity-method investment and other income/(loss), net.

(b) To exclude acquisition-related expenses of Clairvoyant of $134 and $761, expenses related to defined social security contribution plan in India for historical periods of $386 and $nil and effects of lease termination of ($560) and $551 for the year ended December 31, 2022 and 2021, respectively. To exclude effects of lease termination of ($560) and $551 and acquisition-related expenses of Clairvoyant of $nil and $761 for the three months ended December 31, 2022 and 2021, respectively.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share
(Amounts in thousands, except per share data)

	Year ended		Three months ended
	December 31,		December 31,		September 30,
	2022	2021	2022	2021	2022
Net income (GAAP)	$142,968	$114,758	$31,849	$28,299	$39,095
add: Stock-based compensation expense	49,366	38,621	12,616	9,825	12,186
add: Amortization of acquisition-related intangibles	17,109	12,778	4,234	2,998	4,243
add: Non-cash interest expense and loss on settlement of convertible notes	—	14,640	—	—	—
add: Effects of changes in fair value of contingent consideration	8,500	—	7,500	—	—
add/(subtract): Other expenses/(benefits) (a)	635	1,312	(560)	1,312	481
subtract: Tax impact on stock-based compensation expense (b)	(9,785)	(9,535)	(930)	(2,406)	(2,833)
subtract: Tax impact on amortization of acquisition-related intangibles	(4,151)	(2,993)	(1,134)	(770)	(994)
subtract: Tax impact on non-cash interest expense and loss on settlement of convertible notes	—	(3,633)	—	(120)	—
add/(subtract): Tax impact on other expenses/(benefits)	(29)	(136)	141	(136)	(78)
add/(subtract): Other tax expenses/(benefits) (c)	(1,079)	(243)	(1,079)	2,168	—
Adjusted net income (Non-GAAP)	$203,534	$165,569	$52,637	$41,170	$52,100
Adjusted diluted earnings per share (Non-GAAP)	$6.02	$4.83	$1.56	$1.21	$1.54

(a) To exclude expenses related to defined social security contribution plan in India for historical periods of $1,061 and $nil, acquisition-related expenses of Clairvoyant of $134 and $761 and effects of lease termination of ($560) and $551 for the year ended December 31, 2022 and 2021, respectively. To exclude effects of lease termination of ($560) and $551 and acquisition-related expenses of Clairvoyant of $nil and $761 for the three months ended December 31, 2022 and 2021, respectively.

(b) Tax impact includes $5,881 and $3,651 for the year ended December 31, 2022 and 2021, respectively, $2,349 and $2,095 for the three months ended December 31, 2022 and 2021, respectively related to discrete benefit recognized in income tax expense on adoption of ASU No. 2016-09, Compensation - Stock Compensation.
(c) To exclude other tax expense/(benefits) related to certain deferred tax assets and liabilities.

Investor Relations
Contact: John Kristoff
Vice President, Investor Relations
+1 212 209 4613
ir@exlservice.com

Media - US
Keith Little
Senior Manager, Media Relations
+1 703 598 0980
media.relations@exlservice.com

Media - UK, Europe, and APAC
Anna Price
First Light Group
+44 202 617 7240
exlteam@firstlightgroup.io

Media - India
Shailendra Singh
Vice President Corporate Communications
+91 9810476075
shailendra.singh@exlservice.com